Exhibit 10.8

THE CONTAINER STORE GROUP, INC.
2013 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE (PERFORMANCE-VESTING)

The Container Store Group, Inc., a Delaware corporation (the “Company”), pursuant to its 2013 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the employee listed below (“Participant”) the number of shares of Common Stock (“Stock”) set forth below (the “Restricted Stock Award”).  The Restricted Stock Award is subject to the terms and conditions set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”), the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:	shares, which number represents the maximum number of shares of Restricted Stock subject to the Restricted Stock Award that may become vested pursuant to this Award Agreement

Purchase Price:

Vesting Schedule:

The shares of Restricted Stock subject to the Restricted Stock Award shall be eligible to Performance-Vest (as defined in the Agreement) based on achievement by the Company of the performance goals set forth on Schedule I attached hereto.

The shares that Performance-Vest shall be eligible to Time-Vest (as defined in the Agreement) and the Restrictions (as defined in the Agreement) on such shares shall lapse on __________, subject to Participant’s continued employment with or services to the Company or a Subsidiary through the applicable vesting date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice.  Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

THE CONTAINER STORE GROUP, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:	Employee
Number:
Location:

Schedule I: Performance Goals

As soon as reasonably practicable following the completion of the Company’s _____ fiscal year, the Administrator shall determine and certify the extent to which the _____ and _____ goals have been achieved, and, based on such determination and certification, shall determine the number of _____ Restricted Shares and _____ Restricted Shares that Performance-Vest, which determination shall be final and binding on Participant.

EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of shares of Restricted Stock under the Plan set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1                            Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.  For purposes of this Agreement, with respect to a Restricted Share:

(a)                               “Performance-Vest” means that the applicable performance goal has been achieved.

(b)                              “Time-Vest” or “Vest” means that both (i) such Restricted Share has Performance-Vested and (ii) the applicable service condition has been satisfied.

1.2                            Incorporation of Terms of Plan.  The Award is subject to the terms and conditions set forth in this Agreement and in the Grant Notice and the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1                            Award of Restricted Stock.

(a)                               Award.  In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary, and for other good and valuable consideration that the Administrator has determined exceeds the aggregate par value of the Common Stock subject to the Award (as defined below), effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has issued to Participant the number of shares of Restricted Stock (the “Restricted Shares”) set forth in the Grant Notice upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 14.2 of the Plan (the “Award”).  In connection with the grant of the Award, Participant shall cause his or her spouse, civil union partner or registered domestic partner (each, a “Partner”), if any, to execute the consent attached hereto as Exhibit B as soon as practicable following the Grant Date.

(b)                              Purchase Price; Book Entry Form.  The purchase price of the Restricted Shares is set forth on the Grant Notice.  At the sole discretion of the Administrator, the Restricted Shares (and any securities that constitute Retained Distributions (as defined below)) will be issued in either (i) uncertificated form, with the Restricted Shares (and securities that constitute Retained Distributions) recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions (as defined below) imposed pursuant to this Agreement, and upon Vesting and the satisfaction of all conditions set forth in Section 3.2, the Company shall cause the book entries evidencing the Restricted Shares (and any securities that constitute Retained Distributions) to indicate that the Restrictions have lapsed; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

(c)                               Legend.  Certificates representing Restricted Shares issued pursuant to this Agreement shall, until all Restrictions imposed pursuant to this Agreement lapse or shall have been removed and the Restricted Shares shall thereby have become Vested or the Restricted Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN THE CONTAINER STORE GROUP, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d)                              Escrow.  The Secretary of the Company or such other escrow Participant as the Administrator may appoint may retain physical custody of the certificates representing the Restricted Shares (and any securities that constitute Retained Distributions) until all of the Restrictions imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Restricted Shares issued to him or her (or any certificates representing securities that constitute Retained Distributions).  Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Shares or securities that constitute Retained Distributions (or Restricted Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)                               Delivery of Certificates and Payment Upon Vesting.

(i)                                  As soon as administratively practicable after the Vesting of any Restricted Shares subject to the Award pursuant to Section 2.2(c), the Company shall, as applicable, either remove the notations on any Restricted Shares subject to the Award issued in book entry form that have Vested or deliver to Participant a certificate or certificates evidencing the number of Restricted Shares subject to the Award that have Vested.

(ii)                              As soon as administratively practicable after the Vesting of any Restricted Shares subject to the Award pursuant to Section 2.2(c), the Company shall (A) as applicable, either remove the notations on any securities that constitute Retained Distributions issued in book entry form with respect to such Restricted Shares or deliver to Participant a certificate or certificates evidencing the number of securities that constitute Retained Distributions with respect to such Restricted Shares and (B) pay Participant in cash an amount equal to all cash dividends or other cash distributions that constitute Retained Distributions with respect to such Restricted Shares.

(iii)                          Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company in connection with this Section 2.1(e).  The Restricted Shares and securities that constitute Retained Distributions delivered pursuant to this Section 2.1(e) shall no longer be subject to the Restrictions hereunder.

2.2                            Restrictions.

(a)                               Forfeiture.  Any Restricted Shares subject to the Award that do not become Performance-Vested shall be forfeited immediately and without further action by the Company as of the date it is determined that the applicable performance conditions are not met.  Any Restricted Shares subject to the Award that are not both Performance-Vested and Time-Vested as of the date of Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company; provided that upon termination of Participant’s employment due to Participant’s death, termination by the Company without Cause or due to Participant’s Disability or Participant’s resignation for Good Reason (as each such term is defined in Participant’s employment agreement with the Company), any Restricted Shares that shall have then Performance-Vested but shall have not yet Time-Vested shall become Time-Vested as of the date of Participant’s Termination of Service.

(b)                              Restricted Shares Not Transferable.  No Restricted Shares or any interest or right therein or part thereof shall, prior to Vesting, be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i) of the Plan; provided, however, that this Section 2.2(b) notwithstanding, with the consent of the Administrator and subject to the terms of the Plan, the Restricted Shares may be transferred to a Permitted Transferee, pursuant to any such conditions and procedures the Administrator may require.  For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in this Section 2.2(b) and the exposure to forfeiture set forth in Section 2.2(a).

(c)                               Vesting and Lapse of Restrictions.  Subject to Section 2.2(a) hereof, the Award shall Vest and the Restrictions shall lapse in accordance with the Vesting schedule and terms set forth in the Grant Notice.

(d)                              Retained Distributions.  Unless otherwise determined by the Administrator, the Company will retain custody of all cash dividends and other  distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall Vest in accordance with Section 2.2(c), and such Retained Distributions shall not bear interest or be segregated in separate accounts. Any Retained Distributions with respect to Restricted Shares that have not Vested as of the date of Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.

2.3                Consideration to the Company.  In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company and the Subsidiaries.  Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III.

OTHER PROVISIONS

3.1                            Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)                               The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i)                                  by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)                              by the deduction of such amount from other compensation payable to Participant;

(iii)                          with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Stock subject to the Award having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)                          with the consent of the Administrator, by tendering to the Company vested shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)                              through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the shares of Stock for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)                          in any combination of the foregoing.

(b)                              With respect to any withholding taxes arising in connection with the Award, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.1(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.1(a)(ii) or Section 3.1(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate.

The Company shall not be obligated to deliver any new certificate representing Restricted Shares to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the grant of the Award or the issuance or Vesting of Restricted Shares hereunder or any other taxable event with respect to the Restricted Shares.

(c)                               In the event any tax withholding obligation arising in connection with the Award will be satisfied under Section 3.1(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock that are subject to the Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises.  Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.1(c), including the transactions described in the previous sentence, as applicable.

(d)                              In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 3.1(a)(v) or Section 3.1(c): (i) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable; (ii) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

(e)                               Participant is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or Vesting of the Award or the subsequent sale of Stock.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

3.2                            Conditions to Delivery of Stock.  Subject to Section 2.1, the Restricted Shares deliverable under this Award may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company.  Such shares of Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Stock under this Award prior to fulfillment of all of the following conditions:

(i)                                  The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(ii)                              The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)                          The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv)                          The receipt by the Company of full payment for such shares of Stock;

(v)                              The receipt of any applicable withholding tax in accordance with Section 3.1 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises; and

(vi)                          The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.

3.3                            Rights as Stockholder.  Except as otherwise provided herein, upon the Grant Date, Participant shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions herein, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends paid to or made with respect to the Restricted Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Restricted Shares, Participant may be required to execute a stockholder agreement in such form as shall be determined by the Company.

3.4                            Section 83(b) Election. Participant understands that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares and any Retained Distributions at the time the Restrictions on such Restricted Shares and Retained Distributions lapse.  Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date.  In the event that Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period.  Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares as of the Grant Date.  Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete.  PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH. PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED RESTRICTED SHARES AND RETAINED DISTRIBUTIONS.

PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE RESTRICTED SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.5                            Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons.  To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

3.6                            Adjustments.  The Administrator may accelerate the Vesting of all or a portion of the Restricted Shares in such circumstances as it, in its sole discretion, may determine.  Participant acknowledges that the Restricted Stock Award is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 14.2 of the Plan.

3.7                            Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.8                            Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9                            Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10                    Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

3.11                    Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant.

3.12                    Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 2.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.13                    Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.14                    Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.15                    Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.16                    Section 409A.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.17                    Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

3.18                    Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Shares issuable hereunder.

3.19                    Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

*                                        *                                        *

EXHIBIT B

PARTNER CONSENT

As the undersigned spouse, registered domestic partner or civil union partner (each, a “Partner”) of Participant, I hereby acknowledge that I have read that certain Restricted Stock Award Agreement by and between my Partner and the Company and dated as of July 1, 2016 (the “Agreement”), and that I understand its contents.  I am aware that the Agreement imposes certain restrictions on the transfer of the Restricted Shares subject to my Partner’s Restricted Stock Award.  I agree that my Partner’s interest in the Restricted Shares are subject to the Agreement and any interest I may have in such Restricted Shares shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing the Agreement and the Plan that I will waive such right.

Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Agreement.

Partner Signature

Partner Name